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EXHIBIT 7(c)(16)

[LETTERHEAD OF HJ & ASSOCIATES LLC]

United States Securities and Exchange Commission
Division of Corporation Finance
Office of Small Business Review
450 5th Street, N.W. Room 3112
Washington, D.C. 20549

  Re:
  Form 8-KA Dated March 14, 2002
  File No. 0-30167

Dear Commission:

        We have received a copy of and have reviewed Item 4 of the Report on Form 8-KA, dated March 14, 2002, filed by Voxcorp, Inc. with the Securities and Exchange Commission. We agree with the disclosures in Item 4 of said Report and understand that a copy of this letter will be filed as an exhibit to the Report.

Very truly yours,

/s/ HJ & ASSOCIATES, LLC HJ & ASSOCIATES, LLC

HJA:csc

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EXHIBIT 7(c)(16)